SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



Date of Report (Date of earliest event reported) December18, 1996



                   BlowOut Entertainment, Inc.
     (Exact Name of Registrant as Specified in its Charter)


          Delaware            0-21327              87-0498950
(State or Other Jurisdiction (Commission File    I.R.S. Employer
of Incorporation)               Number)    identification Number)


          One Airport Center, 2nd Floor,
          7700 NE Ambassador Place,
               Portland, Oregon                     97220
     (Address of Principal Executive Offices)     (Zip Code)

                         (503) 331-2729
      (Registrant's Telephone Number, Including Area Code)

                      7227 NE 55th Avenue,
                     Portland, Oregon  97218
  (Former Name or Former Address, If Changed Since Last Report)



Item 4.  Changes in Registrant's Certifying Accountant.

On December 18,1996, BlowOut Entertainment, Inc. (the "Company") dismissed its independent accountants, Arthur Andersen LLP.

The decision to change accountants, as recommended by the Board of Director's audit committee, was to ensure independence both in appearance and in fact from the Company's former parent, Rentrak Corporation, whose independent accountants are Arthur Andersen LLP. The Company's Board of Directors approved the audit committee's recommendations with the effective date of December 18, 1996.

There were no disagreements between management of the Company and the former accountants on any matters of accounting principles or practices, financial statement disclosures, or auditing scopes or procedures during the Company's two most recent fiscal years and any subsequent interim period preceding the dismissal. The report of Independent Public Accountants on the Company for the past two years were issued unqualified with no uncertainties, disclaimers or modifications.

In addition, the audit committee recommended, and the Board of Directors approved, the appointment of Price Waterhouse, LLP as its new independent accountants, effective December 18, 1996. The selection of Price Waterhouse, LLP was through the proposal process with no consideration requested or made on the application of accounting principles, the type of audit opinion that might be rendered on the financial statements, or any other factor for reaching a decision as to accounting, auditing or financial reporting issues.



     SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 18, 1996

                                   BlowOut Entertainment, Inc.

                                   By:      /s/Karl Wetzel
                                        Name:  Karl Wetzel
                                        Title:  Chief Financial
                                            Officer and Secretary


December 23, 1996


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the first three paragraphs of Item 4 included in the attached Form 8-K dated December 18, 1996 of BlowOut Entertainment, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP